                                                                    Exhibit 12.1

                              AOL TIME WARNER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (in millions, except ratios)



                                                                                 Years Ended
AOL TIME WARNER                                                                 December 31,
                                                                         ---------------------------
                                                                             2001            2000
                                                                          Historical     Pro Forma(a)
                                                                         ----------------------------

Earnings:
     Loss before income taxes and cumulative effect
        of accounting change                                               $ (4,775)     $  (3,368)
     Interest expense                                                         1,576          1,690
     Amortization of capitalized interest                                         4              6
     Portion of rents representative of an interest factor                      346            394
     Preferred stock dividend requirements of majority-owned
        subsidiaries                                                              6             52
     Adjustment for partially owned subsidiaries and 50%
        owned companies                                                         362            235
     Undistributed (earnings) losses of less than 50% owned
        companies                                                                22             13
                                                                           --------       --------

             Total earnings                                                $ (2,459)      $   (978)
                                                                           ========       ========

Fixed charges:
     Interest expense                                                      $  1,576       $  1,690
     Capitalized interest                                                         5             10
     Portion of rents representative of an interest factor                      346            394
     Preferred stock dividend requirements of majority-owned
        subsidiaries                                                              6             52
     Adjustment for partially owned subsidiaries and 50% owned
        companies                                                               132            121
                                                                           --------       --------

             Total fixed charges                                           $  2,065       $  2,267
                                                                           ========       ========

Pretax income necessary to cover preferred dividend
requirements                                                                     10             24
                                                                           --------       --------

             Total combined                                                $  2,075       $  2,291
                                                                           ========       ========

Ratio of earnings to fixed charges (deficiency in the coverage
of fixed charges by earnings before fixed charges)                         $ (4,524)      $ (3,245)
                                                                           ========       ========

Ratio of earnings to fixed charges and preferred dividend
requirements  (deficiency in the coverage of combined fixed
charges and preferred dividend requirements deficiency)                    $ (4,534)      $ (3,269)
                                                                           ========       ========

(a) AOL Time Warner's pro forma ratios are presented to give effect to the merger of America Online and Time Warner as if it occurred at the beginning of the period.

                                                                    Exhibit 12.1

                              AOL TIME WARNER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (in millions, except ratios)


America Online                                                                               Years Ended December 31,
                                                                         -----------------------------------------------------------
                                                                             2001        2000        1999        1998        1997
                                                                          Historical  Historical  Historical  Historical  Historical
                                                                         -----------------------------------------------------------

Earnings:
     Income (loss) before income taxes and cumulative
        effect of accounting change                                       $ 1,039      $ 1,884     $ 1,634      $ 145       $ (11)
     Interest expense                                                          47           55          23         21           5
     Amortization of capitalized interest                                     --           --          --         --          --
     Portion of rents representative of an interest factor                    156          205         163        128          80
     Preferred stock dividend requirements of majority-owned
        subsidiaries                                                          --           --          --         --          --
     Adjustment for partially owned subsidiaries and 50%
        owned companies                                                       --           --          --         --          --
     Undistributed (earnings) losses of less than 50% owned
        companies                                                             --           --          --         --          --
                                                                          -------      -------     -------      -----       -----
             Total earnings                                               $ 1,242      $ 2,144     $ 1,820      $ 294       $  74
                                                                          =======      =======     =======      =====       =====
Fixed charges:
     Interest expense                                                     $    47      $    55     $    23      $  21       $   5
     Capitalized interest                                                     --             2           2        --          --
     Portion of rents representative of an interest factor                    156          205         163        128          80
     Preferred stock dividend requirements of majority-owned
        subsidiaries                                                          --           --          --         --          --
     Adjustment for partially owned subsidiaries and 50% owned
        companies                                                             --           --          --         --          --
                                                                          -------      -------     -------      -----       -----
             Total fixed charges                                          $   203      $   262     $   188      $ 149       $  85
                                                                          =======      =======     =======      =====       =====

Pretax income necessary to cover preferred dividend
requirements                                                                  --           --          --         --          --
                                                                          -------      -------     -------      -----       -----
             Total combined                                               $   203      $   262     $   188      $ 149         $85
                                                                          =======      =======     =======      =====       =====


Ratio of earnings to fixed charges (deficiency in the coverage
of fixed charges by earnings before fixed charges)                            6.1x         8.2x        9.7x       2.0x       $(11)
                                                                          =======      =======     =======      =====       =====

Ratio of earnings to fixed charges and preferred dividend
requirements  (deficiency in the coverage of combined fixed
charges and preferred dividend requirements deficiency)                       6.1x         8.2x        9.7x       2.0x       $(11)
                                                                          =======      =======     =======      =====       =====

                                                                    Exhibit 12.1

                              AOL TIME WARNER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (in millions, except ratios)


Time Warner Inc.                                                                 Years Ended December 31,
                                                      -----------------------------------------------------------------------------
                                                         2001         2000          2000          1999         1998         1997
                                                      Historical  Pro Forma(a)  Historical(b)  Historical(b)  Historical  Historical
                                                      -----------------------------------------------------------------------------

Earnings:
   Income (loss) before income taxes and
      cumulative effect of accounting change           $(5,190)    $(5,252)     $   671        $ 3,500       $   586      $   832
   Interest expense                                      1,529       1,635        1,696          1,512           891        1,049
   Amortization of capitalized interest                      4           6            6              9            10           18
   Portion of rents representative of an
      interest factor                                      190         189          185            172            94           78
   Preferred stock dividend requirements of
      majority-owned subsidiaries                            6          52           52             57            52           72
   Adjustment for partially owned subsidiaries
       and 50% owned companies                             362         235          235            440           960          938
   Undistributed (earnings) losses of less
      than 50% owned companies                              22          13           13             46            42            4
                                                       -------     -------      -------        -------       -------      -------
           Total earnings                              $(3,077)    $(3,122)     $ 2,858        $ 5,736       $ 2,635      $ 2,991
                                                       =======     =======      =======        =======       =======      =======

Fixed charges:
   Interest expense                                    $ 1,529     $ 1,635      $ 1,696        $ 1,512       $   891      $ 1,049
   Capitalized interest                                      5           8            8              6             1           15
   Portion of rents representative of an
      interest factor                                      190         189          185            172            94           78
   Preferred stock dividend requirements of
      majority-owned subsidiaries                            6          52           52             57            52           72
   Adjustment for partially owned subsidiaries
      and 50% owned companies                              132         121          121             86           721          622
                                                       -------     -------      -------        -------       -------      -------
           Total fixed charges                         $ 1,862     $ 2,005      $ 2,062        $ 1,833       $ 1,759      $ 1,836
                                                       =======     =======      =======        =======       =======      =======

   Pretax income necessary to cover
      preferred dividend requirements                       10          24           24             88           915          541
                                                       -------     -------      -------        -------       -------      -------
           Total combined                              $ 1,872     $ 2,029      $ 2,086        $ 1,921       $ 2,674      $ 2,377
                                                       =======     =======      =======        =======       =======      =======

Ratio of earnings to fixed charges (deficiency
   in the coverage of fixed charges by earnings
   before fixed charges)                               $(4,939)    $(5,127)        1.4x           3.1x          1.5x         1.6x
                                                       =======     =======      =======        =======       =======      =======

Ratio of earnings to fixed charges and
   preferred dividend requirements (deficiency
   in the coverage of combined fixed charges and
   preferred dividend requirements deficiency)         $(4,949)    $(5,151)        1.4x           3.0x       $   (39)        1.3x
                                                       =======     =======      =======        =======       =======      =======

(a) As a result of the merger of America Online and Time Warner, the pro forma ratios of Time Warner have been adjusted to reflect an allocable portion of AOL Time Warner's new basis of accounting on a pushdown basis. The historical ratios are reflected at Time Warner's historical cost basis of accounting. Time Warner's pro forma ratios are presented to give effect to the merger of America Online and Time Warner as if it occurred on January 1, 2000.

(b) The ratio of earnings to fixed charges for the years ended December 31, 2000 and 1999 reflect the consolidation of the Entertainment Group, which substantially consists of Time Warner Entertainment Company, L.P. ("TWE"), to the beginning of 1999. Because Time Warner's ratio of earnings to fixed charges for all periods presented include 100% of TWE's earnings and fixed charges, the ratios for periods prior to 1999 have not changed as a result of such consolidation. However, the individual components as presented are no longer comparable.

                                                                    Exhibit 12.1

                              AOL TIME WARNER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (in millions, except ratios)


Time Warner Companies Inc.                                                      Years Ended December 31,
                                                    -------------------------------------------------------------------------------
                                                         2001       2000           2000            1999         1998         1997
                                                      Historical Pro Forma(a)  Historical(b)  Historical(b)  Historical   Historical
                                                    --------------------------------------------------------------------------------

Earnings:
   Income (loss) before income taxes and
      cumulative effect of accounting change         $(4,114)      $(4,145)     $   683         $ 3,320      $   472      $   681
   Interest expense                                    1,410         1,180        1,237           1,168          710          913
   Amortization of capitalized interest                    4             6            6               7            2            2
   Portion of rents representative of an
      interest factor                                    148           154          150             135           64           55
   Preferred stock dividend requirements of
      majority-owned subsidiaries                          6            52           52              57           52           72
   Adjustment for partially owned subsidiaries
       and 50% owned companies                           362           235          235             440          960          938
   Undistributed (earnings) losses of less than
       50% owned companies                                22            15           15              43           35           (8)
                                                     -------       -------      -------         -------      -------      -------

           Total earnings                            $(2,162)      $(2,503)     $ 2,378         $ 5,170      $ 2,295      $ 2,653
                                                     =======       =======      =======         =======      =======      =======

Fixed charges:
   Interest expense                                  $ 1,410       $ 1,180      $ 1,237         $ 1,168      $   710      $   913
   Capitalized interest                                    5             8            8               6            1          --
   Portion of rents representative of an
      interest factor                                    148           154          150             135           64           55
   Preferred stock dividend requirements of
      majority-owned subsidiaries                          6            52           52              57           52           72
   Adjustment for partially owned subsidiaries
      and 50% owned companies                            132           121          121              86          721          622
                                                     -------       -------      -------         -------      -------      -------

           Total fixed charges                       $ 1,701       $ 1,515      $ 1,568         $ 1,452      $ 1,548      $ 1,662
                                                     =======       =======      =======         =======      =======      =======

   Pretax income necessary to cover
      preferred dividend requirements                    --            --           --              --           --           --
                                                     -------       -------      -------         -------      -------      -------

           Total combined                            $ 1,701       $ 1,515      $ 1,568         $ 1,452      $ 1,548      $ 1,662
                                                     =======       =======      =======         =======      =======      =======

Ratio of earnings to fixed charges
  (deficiency in the coverage of fixed
  charges by earnings before fixed charges)          $(3,863)      $(4,018)        1.5x            3.6x         1.5x         1.6x
                                                     =======       =======      =======         =======      =======      =======

Ratio of earnings to fixed charges
  and preferred dividend requirements
 (deficiency in the coverage of combined
 fixed charges and preferred dividend
 requirements deficiency)                            $(3,863)      $(4,018)        1.5x            3.6x         1.5x         1.6x
                                                     =======       =======      =======         =======      =======      =======

(a) As a result of the merger of America Online and Time Warner, the pro forma ratios of Time Warner Companies ("TWC") have been adjusted to reflect an allocable portion of AOL Time Warner's new basis of accounting on a pushdown basis. The historical ratios are reflected at TWC's historical cost basis of accounting. TWC's pro forma ratios are presented to give effect to the merger of America Online and Time Warner as if it occurred on January 1, 2000.

(b) The ratio of earnings to fixed charges for the years ended December 31, 2000 and 1999 reflect the consolidation of the Entertainment Group, which substantially consists of Time Warner Entertainment Company, L.P. ("TWE"), to the beginning of 1999. Because TWC's ratio of earnings to fixed charges for all periods presented include 100% of TWE's earnings and fixed charges, the ratios for periods prior to 1999 have not changed as a result of such consolidation. However, the individual components as presented are no longer comparable.

                                                                    Exhibit 12.1

                              AOL TIME WARNER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (in millions, except ratios)

Turner Broadcasting System, Inc.                                                Years Ended December 31,
                                                     -------------------------------------------------------------------------------
                                                         2001         2000          2000         1999        1998         1997
                                                      Historical   Pro Forma(a)  Historical   Historical  Historical   Historical
                                                     -------------------------------------------------------------------------------
Earnings:
     Income (loss) before income taxes and
        cumulative effect of accounting change         $ (769)       $ (851)       $ 518        $ 574       $ 358        $ 265
     Interest expense                                     119           237          242          192         195          211
     Amortization of capitalized interest                   -             -            -            3           8           16
     Portion of rents representative of an
        interest factor                                    43            44           44           37          31           23
     Preferred stock dividend requirements of
        majority-owned subsidiaries                         -             -            -            -           -            -
     Adjustment for partially owned subsidiaries
        and 50% owned companies                             -             -            -            -           -            -
     Undistributed (earnings) losses of less than
        50% owned companies                                 -            (2)          (2)           3           6           12
                                                       ------        ------        -----        -----       -----        -----
             Total earnings                            $ (607)       $ (572)       $ 802        $ 809       $ 598        $ 527
                                                       ======        ======        =====        =====       =====        =====

Fixed charges:
     Interest expense                                  $  119        $  237        $ 242        $ 192       $ 195        $ 211
     Capitalized interest                                   -             -            -            -           -           13
     Portion of rents representative of an
        interest factor                                    43            44           44           37          31           23
     Preferred stock dividend requirements of
        majority-owned subsidiaries                         -             -            -            -           -            -
     Adjustment for partially owned subsidiaries
        and 50% owned companies                             -             -            -            -           -            -
                                                       ------        ------        -----        -----       -----        -----
             Total fixed charges                       $  162        $  281        $ 286        $ 229       $ 226        $ 247
                                                       ======        ======        =====        =====       =====        =====
     Pretax income necessary to cover
        preferred dividend requirements                     -             -            -            -           -            -
                                                       ------        ------        -----        -----       -----        -----
             Total combined                            $  162        $  281        $ 286        $ 229       $ 226        $ 247
                                                       ======        ======        =====        =====       =====        =====
Ratio of earnings to fixed charges
  (deficiency in the coverage of fixed
  charges by earnings before fixed charges)            $ (769)       $ (853)       2.8x         3.5x        2.6x         2.1x
                                                       ======        ======        =====        =====       =====        =====
Ratio of earnings to fixed charges
  and preferred dividend requirements
  (deficiency in the coverage of combined
  fixed charges and preferred dividend
  requirements deficiency)                             $ (769)       $ (853)       2.8x         3.5x        2.6x         2.1x
                                                       ======        ======        =====        =====       =====        =====


(a) As a result of the merger of America Online and Time Warner, the pro forma ratios of Turner Broadcasting System ("TBS") have been adjusted to reflect an allocable portion of AOL Time Warner's new basis of accounting on a pushdown basis. The historical ratios are reflected at TBS's historical cost basis of accounting. TBS's pro forma ratios are presented to give effect to the merger of America Online and Time Warner as if it occurred on January 1, 2000.